EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33487 and 333-105833) of Barrett Business Services, Inc. of our reports dated March 14, 2008 relating to the financial statement and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Barrett Business Services, Inc. for the year ended December 31, 2007.

/s/ Moss Adams LLP

Portland, OR

March 14, 2008